                                                                    Exhibit 10.2

PART II. OTHER INFORMATION

                      CHANGE OF CONTROL SEVERANCE AGREEMENT

               This Change of Control Severance Agreement ("Agreement") dated as of September 20, 2001, is entered into by and among BSB Bancorp, Inc., a Delaware corporation ("Corporation"), BSB Bank & Trust Company, a New York chartered bank and trust company ("Employer") and Mark W. Louer ("Executive"). Capitalized terms that are not otherwise defined in this Agreement are defined in Section 7 hereof.

                                   WITNESSETH:

               Whereas, Executive has accepted employment by Employer as its Administrative Vice President;

               Whereas, Corporation and Employer desire to provide certain security to Executive in connection with Executive's employment with Employer;

               Whereas, Executive, Corporation and Employer desire to enter into this Agreement pertaining to the terms of the security Corporation and Employer are providing to Executive with respect to his employment;

               Whereas, the Boards of Directors of Corporation and Employer (the "Boards") have approved and authorized the execution and delivery of this Agreement by and on behalf of Corporation and Employer;

               Now, therefore, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to this Agreement as follows:

               1. Term. The initial term of this Agreement extends for a period
                  ----
of two years from September 20, 2001, provided that the term of the Agreement shall be extended automatically for one additional year on each annual anniversary date of this Agreement, unless either the Boards or Executive provide(s) contrary written notice to the other not less than 180 days in advance of any such anniversary date. In the event either the Boards or Executive provide such written notice, then the term hereof shall not be extended, but the then current term shall continue for the period remaining thereunder. Notwithstanding the foregoing, this Agreement shall automatically expire and terminate on Executive's normal retirement date at age 65 or on Executive's early retirement under the Special Service Retirement provision of Employer's pension plan if Executive elects to take such early retirement. The initial term of employment and all such renewed terms of employment under this Agreement are collectively referred to herein as the "term of this Agreement."

               2. Termination of Employment at the request of an Acquiror or
                  ----------------------------------------------------------
after a Change in Control. Subject to Section 6 hereof, if during the term of
-------------------------
this Agreement, before a Change in Control at the request or direction of the acquiring party, or at any time during the 12-month period following a Change in Control (1) the employment of Executive with Employer is terminated by Employer for any reason other than Good Cause, or (2) Executive terminates his employment with Employer for Good Reason, Employer shall, during the Severance Period, continue to pay Executive's Base Salary to Executive. Such Base Salary will be paid during the Severance Period in monthly or other installments, similar to those being received by Executive at the date of the Change in Control, and will commence as soon as practicable following the date of termination of employment. Executive shall receive any and all vested benefits accrued under any Incentive Plans and Retirement Plans to the date of termination of employment, the amount, form and time of payment of such benefits to be determined by the terms of such Incentive Plans and Retirement Plans and such benefits shall not be reduced by amounts payable under this Agreement.

               3. No Setoff. No payment or benefits payable to or with respect
                  ---------
to Executive pursuant to this Agreement shall be reduced by any amount Executive or his spouse may earn or receive from employment with another employer or from any other source.

           4.  Death. If Executive dies during the Severance Period, all amounts
               -----
payable hereunder to Executive shall, during the remainder of the Severance Period, be paid to the person designated from time to time by the Executive as his beneficiary for purposes of this Agreement by written notice to the Employer, or, if no such designation is in effect at the time of his death, to his surviving spouse, if any, or otherwise to Matthew O. Louer.

           5.  Termination before a Change in Control or after a Change in
               -----------------------------------------------------------
Control for Good Cause or Without Good Reason. If the employment of Executive
---------------------------------------------
with Employer is terminated (a) for any reason or for no reason before a Change in Control other than at the request or direction of an acquiror in connection with a Change in Control, or (b) after a Change in Control by Employer for Good Cause, or by the voluntary action of Executive without Good Reason, Executive's base salary (at the rate in effect on the date of termination) shall be paid through the date of termination, and Employer shall have no further obligation to Executive or his spouse under this Agreement, except for benefits accrued before such termination under Incentive Plans and Retirement Plans.

           6.  Parachute Payments.
               ------------------

               (a) Notwithstanding any other provision of this Agreement or of any other agreement, contract or understanding heretofore or hereafter entered into by Executive with Corporation or Employer or any subsidiary or affiliate thereof, except an agreement, contract or understanding hereafter entered into that expressly modifies or excludes application of this Section 6 (the "Other Agreements"), and notwithstanding any formal or informal plan or other arrangement heretofore or hereafter adopted by Corporation or Employer (or any subsidiary or affiliate thereof) for the direct or indirect compensation of Executive (including groups or classes of participants or beneficiaries of which Executive is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for Executive (a "Benefit Plan"), if Executive is a "disqualified individual" (as defined in Section 280G of the Code), Executive shall not have any right to receive any payment or benefit under this Agreement, any Other Agreement or any Benefit Plan (i) to the extent that such payment or benefit, taking into account all other rights, payments or benefits to or for Executive under this Agreement, all Other Agreements and all Benefit Plans, would cause any payment or benefit to Executive under this Agreement, any Other Agreement or any Benefit Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amount received by Executive under this Agreement, all Other Agreements and all Benefit Plans would be less than the maximum after-tax amount that could be received by Executive without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such payment or benefit under this Agreement, any Other Agreement or any Benefit Plan would cause Executive to be considered to have received a Parachute Payment that would have the adverse after-tax effect described in clause (ii) of the preceding sentence, then Executive shall have the right, in Executive's sole discretion, to designate those rights, payments or benefits under this Agreement, any Other Agreement and any Benefit Plan that should be reduced or eliminated so as to avoid having the payment or benefit to Executive under this Agreement be deemed to be a Parachute Payment.

               (b) All determinations required to be made under this Section 6, including whether and when a reduction described in Section 6(a) is required and the amount of such reduction and the assumptions to be utilized in arriving at such determination, shall be made by PricewaterhouseCoopers LLP or such other certified public accounting firm reasonably acceptable to Corporation and Employer as may be designated in writing by Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to Corporation and Employer and Executive as requested by Corporation and Employer. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, Executive shall appoint another nationally recognized accounting firm reasonably acceptable to Corporation and Employer to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by Corporation and Employer. Any determination by the Accounting Firm shall be binding upon Corporation and Employer and Executive.

           7.  Definitions. For purposes of this Agreement:
               -----------

               (a) "Base Salary" shall mean the higher of Executive's annual base salary at the rate in effect on the date of a Change in Control or the rate in effect on the date of termination of employment.

PART II. OTHER INFORMATION

               (b) "Change in Control" shall be deemed to have occurred if there has been a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or such item thereof which may hereafter pertain to the same subject; provided that, and notwithstanding the foregoing, a Change in Control shall be deemed to have occurred if (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of Corporation or Employer representing 25% or more of the combined voting power of Corporation's then outstanding securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Boards of Directors of Corporation and Employer cease for any reason to constitute at least a majority thereof unless the election of each Director, who was not a Director at the beginning of the period, was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the period, (iii) Corporation shall cease to be a publicly owned corporation, or (iv) any merger or consolidation of Corporation with or into another entity shall occur as a result of which the stockholders of Corporation do not retain or acquire 75% or more of the capital stock of the resulting entity.

               (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

               (d) "Good Cause" shall be deemed to exist if, and only if: (1) Executive engages in acts or omissions constituting dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing or malfeasance; (2) Executive is convicted of a criminal violation involving fraud or dishonesty; or
(3) Executive materially breaches the Agreement (other than by engaging in acts or omissions enumerated in paragraphs (1) and (2) above), or materially fails to satisfy the conditions and requirements of his employment with Employer, and such breach or failure by its nature is incapable of being cured, or such breach or failure remains uncured for more than 30 days following receipt by Executive of written notice from Employer specifying the nature of the breach of this paragraph (3), provided, that, inattention by Executive to his duties shall be deemed a breach or failure capable of cure.

          Without limiting the generality of the foregoing, the following shall not constitute Good Cause: any personal or policy disagreement between Executive and Employer or any member of the Board of Directors of Employer; or any action taken by Executive in connection with his duties if Executive acted in good faith and in a manner he reasonably believed to be in, and not opposed to, the best interest of Employer and had no reasonable cause to believe his conduct was unlawful.

          Notwithstanding anything herein to the contrary, in the event Employer shall terminate the employment of Executive for Good Cause hereunder, Employer shall give at least 30 days prior written notice to Executive specifying in detail the reason or reasons for Executive's termination.

               (e) "Good Reason" shall exist if:

                   (1) there is a significant change in the nature or the scope of Executive's authority;

                   (2) There is a reduction in Executive's base salary from the rate in effect during the fiscal year before the Change in Control;

                   (3) Employer changes the principal location in which Executive is required to perform services to one which is more than 30 miles from his current location; or

                   (4) There is a reasonable determination by Executive that, as a result of a change in circumstances significantly affecting his position, he is unable to exercise the authority, powers, function or duties attached to his position.

               (f) "Incentive Plans" shall mean any incentive, bonus deferred compensation or similar plan or arrangement currently or hereafter made available by Corporation or Employer in which Executive is eligible to participate.

PART II OTHER INFORMATION

               (g) "Retirement Plans" shall mean any qualified or supplemental defined benefit retirement plan or defined contribution retirement plan, currently or hereinafter made available by Corporation or Employer in which Executive is eligible to participate.

               (h) "Severance Period" shall mean the period beginning on the date Executive's employment with Employer terminates under circumstances described in Section 2 above and ending on the first to occur of: (1) the date 24 months thereafter, or (2) the date Executive attains or would have attained age 65.

          8.   Unfunded Rights. All rights of Executive and his spouse or other
               ---------------
beneficiary under this Agreement shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of Corporation or Employer for payment of any amounts due hereunder. Neither Executive nor his spouse or other beneficiary shall have any interest in or rights against any specific assets of Corporation or Employer, and Executive and his spouse or other beneficiary shall have only the rights of a general unsecured creditor of Employer.

          9.   Applicable Law. This Agreement shall be construed and interpreted
               --------------
pursuant to the laws of the State of New York applicable to contracts entered into and to be performed wholly within its borders.

          10.  Entire Agreement. This Agreement contains the entire Agreement
               ----------------
between Employer and Executive and supersedes any and all previous agreements, written or oral, among the parties relating to his employment by Employer. No amendment or modification of the terms of this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by Corporation, Employer and Executive. This Agreement is the exclusive agreement between Corporation, Employer and Executive regarding payments to Executive in the event of a change in control of Corporation or Employer. During the term of this Agreement, Executive shall not participate in or benefit from any other change of control severance plan or policy which may be adopted by Corporation or Employer.

          11.  No Employment Contract. Nothing contained in this Agreement shall
               ----------------------
be construed to be an employment contract between Executive and Employer. Executive is employed at will and Employer may terminate his employment at any time, with or without cause.

          12.  Counterparts. This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original.

          13.  Severability. In the event any provision of this Agreement is
               ------------
held illegal or invalid, the remaining provisions of this Agreement shall not be affected thereby.

          14.  Successors. This Agreement shall be binding upon and inure to the
               ----------
benefit of the parties hereto and their respective heirs, representatives and successors.

          15.  Notice. Notices required under this Agreement shall be in writing
               ------
and sent by registered mail, return receipt requested, to the following addresses or to such other address as the party being notified may have previously furnished to the others by written notice.

               If to Employer or Corporation:

               Attention: Howard W. Sharp
               BSB Bancorp, Inc.
               BSB Bank & Trust Company
               58-68 Exchange Street
               Binghamton, New York  13902

               If to Executive:

               Mark W. Louer
               321 West High Terrace
               Syracuse, New York  13219

PART II. OTHER INFORMATION

          In Witness Whereof, Executive has hereunto set his hand, and Corporation and Employer have caused this agreement to be executed in their names and on their behalf, all as of the day and year first above written.

                                       BSB BANCORP, INC.


ATTEST: /s/ Larry G. Denniston         By: /s/ Howard W. Sharp
        -----------------------------      -------------------------------------
              (Secretary)                       Howard W. Sharp
                                                President and Chief
                                                Executive Officer

                                       BSB BANK & TRUST COMPANY



ATTEST: /s/ Larry G. Denniston         By: /s/ Howard W. Sharp
        -----------------------------     --------------------------------------
              (Secretary)                       Howard W. Sharp
                                                President and Chief
                                                Executive Officer

                                                /s/  Mark W. Louer
                                       -----------------------------------------
                                                Mark W. Louer
                                                Administrative Vice President

PART II. OTHER INFORMATION

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                BSB Bancorp, Inc.






Date:  November 9, 2001                  By:   /s/ Howard W. Sharp
      -----------------------------          ---------------------------------
                                             HOWARD W. SHARP
                                             President
                                               and Chief Executive Officer



Date:  November 9, 2001                  By:   /s/ Rexford C. Decker
      -----------------------------          ----------------------------------
                                             REXFORD C. DECKER
                                             Senior Vice President
                                               and Chief Financial Officer